SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

VALUE LINE CORE BOND FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: September 18, 2025

VALUE LINE CORE BOND FUND
1605 Main Street, Suite 912
Sarasota, FL 34236
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on November 14, 2025
Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of Value Line Core Bond Fund, a Massachusetts business trust (the “Fund”), will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, 45th floor, New York, New York 10007 on November 14, 2025 at 10:00 a.m. (Eastern Time). The Meeting will be held for the following purposes:
1.	To consider and act upon the proposed liquidation and termination of the Fund;
2.	To transact such other business which may properly come before the Meeting or any adjournment, postponements or delays thereof.
Only shareholders of record at the close of business on October 1, 2025 are entitled to receive notice of and to vote at the Meeting or any adjournment, postponement or delay thereof. Each shareholder of the Fund is entitled to one vote for each share, and a fractional vote for each fractional share, held on that date.
PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, IRRESPECTIVE WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.
THE TRUSTEES (INCLUDING ALL OF THE INDEPENDENT TRUSTEES) OF THE FUND RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL.
If you have any questions regarding the proposals or need assistance in completing your proxy card or casting your vote by telephone or via the Internet, please call Broadridge Financial Solutions, Inc., a corporate services firm that has been engaged to assist shareholders in the voting process, at 1-855-206-1121 (toll-free). Representatives are available Monday through Friday, 9:00 a.m.–10:00 p.m. (Eastern time) (not including certain holidays).
Important Notice Regarding the Availability of Proxy Materials for the Meeting: This Notice of Special Meeting of Shareholders, the Proxy Statement and the form of proxy card are available on the Internet at www.proxyvote.com. On

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this website, you also will be able to access any amendments or supplements to the foregoing material that are required to be furnished to shareholders.
By order of the Trustees of the Fund
Mitchell E. Appel, President
October 1, 2025

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VALUE LINE CORE BOND FUND
1605 Main Street, Suite 912
Sarasota, FL 34236

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Value Line Core Bond Fund (the “Fund”) to be used at a Special Meeting of Shareholders of the Fund (the “Meeting”), to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, 45th floor, New York, New York 10007 on November 14, 2025 at 10:00 a.m. (Eastern Time), and at any subsequent time which may be made necessary by the adjournment, postponement or delay thereof.
The Meeting will be held for the purpose of voting on the proposal, as more fully described below. Shareholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised. The proxy, when properly executed, will be voted in accordance with the instructions of the shareholder. If the proxy is properly executed but blank with no direction made, the proxy will be voted in favor of the proposals submitted to the meeting. Abstentions and broker non-votes are counted as present in determining whether a quorum is present but are not counted in the calculation of the vote.
The approximate mailing date of this Notice of Meeting and Proxy Statement is October 8, 2025. The Fund will furnish, without charge, a copy of its annual report and its most recent semi-annual report to a shareholder upon request to the Fund at the address or 1-800-243-2729 (toll-free).
In order to attend the Meeting in person, shareholders must bring valid photographic identification. If you are a beneficial shareholder of the Fund (that is if you hold your shares of the Fund through a bank, broker, financial intermediary or other nominee), you must request a “legal proxy” from your financial intermediary or other nominee.
Even if you plan to participate in the Meeting, please promptly follow the enclosed instructions to submit voting instructions by telephone or via the Internet. Alternatively, you may submit voting instructions by signing and dating each proxy card you receive, and returning it in the accompanying postage-paid return envelope.
Only shareholders of record at the close of business on October 1, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the Meeting or any adjournment, postponement or delay thereof. As of the close of business on the Record Date, there were 2,652,889 shares of the Fund outstanding. Each full share is entitled to one vote; fractional shares are entitled to a proportionate fractional vote.

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The favorable vote of the holders of two-thirds of the shares of the Fund entitled to vote at the Meeting where at least one-third of all shares issued and outstanding are present (in-person or by proxy) is required for approval of the liquidation of the assets and termination of the Fund (Proposal No. 1).
QUESTIONS AND ANSWERS
Who is asking for my vote?
The Trustees of the Fund are soliciting proxies for a Special Meeting of Shareholders of the Fund to approve a proposal that has already been approved by the Trustees (the “Proposal”).
On what issues am I being asked to vote?
You are being asked to vote on a Proposal to approve the liquidation and termination of the Fund, pursuant to the Plan of Liquidation and Termination.
How do the Trustees of the Fund recommend that I vote?
The Trustees recommend that you vote “FOR” the Proposal.
Why is the liquidation and dissolution being recommended?
The Trustees’ recommendation is primarily based on the fact that the Fund’s small asset size prevents the Fund from realizing economies of scale and results in higher costs to shareholders of operating the Fund. The small size has made the Fund less competitive in the marketplace, and in the Trustees’ judgment, it would be in the best interests of the Fund and its shareholders to liquidate and terminate the Fund.
How will the liquidation and dissolution of the Fund affect me?
If the Fund liquidates and dissolves pursuant to the Plan of Liquidation and Termination, the Fund will sell its assets, pay its debts, and distribute the net proceeds and any income to shareholders. The shareholders who will receive the liquidating distributions are those who are shareholders of record as of the close of business on the day preceding the final distribution.
When would the liquidation and dissolution of the Fund take place?
If the proposal to liquidate and dissolve the Fund is approved by the shareholders of the Fund at the Meeting, the Fund will begin winding up its business and affairs as soon thereafter as is reasonably practicable. The liquidation is expected to occur shortly after the Meeting, likely by the end of November 2025, or, if the Meeting is adjourned, shortly after the date of the reconvened Meeting at which shareholders approve the liquidation of the Fund.

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When and where is the Meeting?
The Meeting will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, 45th floor, New York, New York 10007 on November 14, 2025 at 10:00 a.m. (Eastern Time), and at any subsequent time which may be made necessary by the adjournment, postponements, or delays thereof.
How do shareholders participate in the Meeting?
Shareholders of record as of the close of business on October 1, 2025 may participate in, submit questions during, and vote at the Meeting. Photographic identification will be required for admission to the Meeting.
Beneficial owners holding their shares in the name of a brokerage firm, bank, nominee or other institution (“street name”) who wish to attend and/or vote at the Meeting must first obtain a “legal proxy” from the applicable nominee/record holder. We note that obtaining a legal proxy may take several days.
You should read the entire Proxy Statement before voting. If you have any questions, please call 1-855-206-1121 (toll-free). The Fund expects to mail the Notice of Special Meeting, this Proxy Statement and a proxy ballot to shareholders on or about October 8, 2025.
Will liquidating the Fund create U.S. federal income tax consequences for shareholders?
Yes, if held by a taxable account. The liquidating distribution that a shareholder receives will generally be treated as a payment in exchange for the shareholder’s Fund shares. For shares that are not held through an individual retirement account (“IRA”) or other tax-advantaged account, the shareholder will realize a gain or loss on that exchange equal to the difference between the amount paid in exchange for the Fund shares and the shareholder’s adjusted tax basis in the Fund shares. The liquidation of the Fund’s assets may also cause the Fund to recognize income, gains and/or losses, and the Fund may be required to distribute any net income or net gains as a taxable distribution to shareholders. Any such distribution will reduce the amount that would otherwise be treated as gain (or to the extent in excess of any such gain, result in or increase a loss) on the exchange of a shareholder’s Fund shares in the liquidation.
For shares held through an IRA or other tax-advantaged account, the beneficiary generally will not recognize income until funds are distributed from the account.
For more information, see “Certain Federal Income Tax Consequences of the Liquidation” in the Proxy Statement.

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Will the Fund pay for the expenses of liquidating and dissolving the Fund?
The expenses of liquidating and dissolving the Fund will be split between the Fund and the Adviser. Such expenses are estimated to be approximately $140,000 in the aggregate, including approximately $20,000 for proxy solicitation costs. To partially offset the costs, the Adviser has agreed to waive its management fee through the date of the Meeting and, if the Proposal is approved, through the liquidation of the Fund.
What happens if the Proposal is approved for the Fund?
If approved, the Fund’s payment of liquidating distributions to shareholders is expected to occur shortly after the Meeting, likely by the end of November 2025, or, if the Meeting is adjourned, shortly after the date of the reconvened Meeting at which shareholders approve the liquidation of the Fund.
What happens if the Proposal is not approved for the Fund?
If the shareholders of the Fund do not approve its liquidation, then you will remain a shareholder of the Fund. The Trustees likely would consider other alternatives for the Fund, which may include another liquidation proposal with the additional costs borne by the shareholders of the Fund. Shareholders will continue to be able to redeem their shares of the Fund if it is not liquidated.
Where can I find additional information?
The Fund is required by federal law to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains this and another information about the Fund (www.sec.gov).
In addition, the most recent annual report of the Fund, including financial statements of the Fund, has previously been sent to its shareholders. The Fund will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any shareholder upon request. Shareholders who want to obtain a copy of the Fund’s report should call 1-800-243-2729 (toll-free), write to the Fund at the above address or visit the Fund’s website, www.vlfunds.com and click on the “Forms & Documents” tab, then the “Regulatory Documents” tab, and lastly the Fund’s “Annual Report”. Copies of annual and semi-annual reports of the Fund are also available on the EDGAR Database on the SEC’s website at www.sec.gov.
Please note that only one annual or semi-annual report or this Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report, semi-annual report or this Proxy Statement, shareholders should contact the Fund at the address or 1-800-243-2729 (toll-free).

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PROPOSAL TO LIQUIDATE THE ASSETS
AND TERMINATE THE FUND
(Proposal No. 1)
The Liquidation in General
The Fund proposes to liquidate and distribute its assets pursuant to the provisions of a Plan of Liquidation and Termination (the “Plan”) as approved by the Trustees on September 18, 2025. The Plan provides for the complete liquidation and distribution of the assets of the Fund. If the Plan is approved, EULAV Asset Management (the “Adviser”) will undertake to liquidate the Fund’s assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interest of the Fund and its shareholders. The cost of the liquidation will be split between the Fund and the Adviser and partially offset by a waiver of the management fee, as described in “Reasons for the Liquidation.”
Reasons for the Liquidation
The Fund was formed in 1985 and commenced operations shortly thereafter. As of July 31, 2025, the Fund’s net assets were approximately $35 million. The Trustees determined at a meeting held on September 18, 2025 that the liquidation and termination of the Fund was in the best interest of the shareholders and the appropriate course of action among the alternatives. After a discussion of all available options, the Trustees, including all the Trustees who are not “interested persons” of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directed that it be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Trustees’ determination that the Fund be liquidated and terminated.
At the September 18, 2025 meeting, the Trustees had been advised by the Adviser that over the long term, the continued operation of the Fund at its size was not economically feasible for the shareholders. The Adviser stated that it had reviewed the following possible alternatives for the Fund: (1) continuation of the Fund with increased marketing; (2) gradual liquidation of the Fund; and (3) a prompt liquidation of the Fund. The Adviser reported to the Trustees that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Fund was the only viable alternative consistent with the best interests of the shareholders of the Fund. The Adviser explained the federal income tax consequences of a liquidation for taxable accounts, as described in “Certain Federal Income Tax Consequences of the Liquidation” below. The Adviser was not confident that further marketing efforts would increase the Fund’s size sufficiently, and the Adviser considered that, unlike a gradual liquidation, a prompt liquidation before December 31, 2025 would avoid the additional costs to shareholders of a year-end audit for the 2025 fiscal year and other year-end costs, such as an annual report. The Adviser considered, but did not recommend to the Trustees, a merger

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with another mutual fund as an alternative to the liquidation of the Fund because of the incrementally greater expense to its shareholders of conducting a merger, compared to a liquidation, and because of the lack of another fund in the Value Line fund family with a sufficiently similar investment strategy to warrant consideration of a merger.
In light of the foregoing, the Adviser requested that the Trustees consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A. The Trustees evaluated the basis of the Adviser’s recommendation, including the alternatives considered and the likelihood that each would be beneficial to shareholders. The Trustees noted in particular that the small size of the Fund made it very difficult for the Fund to realize any economies of scale, either in trading its portfolio positions or in its expense ratio. The Fund’s expense ratio for its fiscal year ended December 31, 2024 was 1.26%, before giving effect to the contractual waiver. Under the contractual waiver, the Adviser and the Distributor have agreed to waive a portion of their advisory and 12b-1 service and distribution plan fees, and the Adviser has further agreed to reimburse certain expenses of the Fund to the extent necessary to limit the Fund’s total annual operating expenses (other than those attributable to interest, taxes, brokerage and futures commissions, and extraordinary expenses not incurred in the ordinary course of the Fund’s business) (the “Expense Limitation”) to 0.80% of the Fund’s average daily net assets through May 1, 2026. The Trustees noted there was no assurance that the Adviser and Distributor would extend that waiver beyond May 1, 2026.
The Trustees carefully considered the federal income tax consequences of a liquidation for the majority of shareholders that invest through taxable accounts. The Trustees determined, based upon the Adviser’s recommendation and the Trustees’ evaluation of the alternatives, that liquidation of the Fund is in the best interests of shareholders and voted to recommend such action to the Fund’s shareholders. The Trustees also discussed the costs of the liquidation and the holding of the Meeting, which are to be borne by the Fund and, in part, by the Adviser. The Trustees noted that the Adviser would partially offset the costs to the Fund by waiving the management fee, starting on the date of the Trustees’ decision to recommend the Proposal and continuing through the date of the Meeting and, if the Proposal is approved, through the date of the Fund’s liquidation. If the Proposal is not approved, the Adviser is entitled to resume receiving the management fee and has not agreed to split additional costs which the Fund incurs in pursuing alternatives to liquidation.
The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund’s shareholders to invest the distributions to be received by them upon the Fund’s liquidation in investment vehicles of their own choice. Prospectuses for the other Value Line Funds may be obtained by calling 1-800-243-2729 or by visiting https://vlfunds.com/literature/regulatory_documents.

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Summary of the Plan of Liquidation and Termination of the Fund
The Plan provides for the complete liquidation and distribution of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund’s assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders.
The Trustees and the appropriate officers of the Fund may elect not to pursue the collection of any speculative or contingent assets as they deem necessary or appropriate.
If the Fund is unable to make distributions to all of the Fund’s shareholders because of an inability to locate shareholders to whom distributions are payable, the distributions payable to such shareholders under the Plan will be subject to applicable abandoned property laws.
Liquidation Value
If the Plan is adopted by the Fund’s shareholders at the Meeting, as soon as practicable after the consummation of the sale of the Fund’s portfolio securities and the payment of all the Fund’s known liabilities and obligations, the Fund’s shareholders will receive a distribution in an amount per share equal to the net asset value per share, as determined in accordance with the Fund’s current registration statement (the “Liquidation Distribution”). The Adviser does not anticipate that the costs of liquidating the Fund’s portfolio and terminating the Fund, other than the cost of holding this special Meeting, will be significant. As described in “Reasons for the Liquidation,” the Adviser estimates that the cost will be approximately $140,000, which will be split between the Fund and the Adviser. In addition, the Adviser will waive the management fee through the date of the Meeting and, if the Proposal is approved, through the date of the Fund’s liquidation.
Certain Federal Income Tax Consequences of the Liquidation
The following summary provides general information with regard to certain federal income tax consequences to shareholders and the Fund of the transactions contemplated by the Plan. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this proxy statement and all of which are subject to change, possibly with retroactive effect.
This summary of federal income tax consequences is generally applicable to shareholders who are individual United States citizens or residents (other than dealers in securities) who hold their Fund shares as capital assets. It does not address the federal income tax consequences which may apply to other shareholders, such as corporations, trusts, estates, partnerships, tax exempt organizations or non-resident aliens. This summary does not address non-U.S., state or local, or non-income tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax

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situations. This summary, accordingly, is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning the consequences to them of the transactions contemplated by the Plan in light of their own tax situations.
As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the net proceeds of those dispositions (together with any other cash on hand) to its shareholders. The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any net income and net gains that it realizes on the sale of its assets and distributes to shareholders. In order to avoid federal income tax on such net income and net gains, the Fund expects to declare and pay dividends that include such net income and net gains, if any. Any such distributions paid out of the excess of net long-term capital gains over net short-term capital losses may generally be designated by the Fund as capital gain dividends, which are taxable to shareholders as long-term capital gains. Any such distributions paid out of the Fund’s investment company taxable income (including the excess of net short-term capital gains over net long-term capital losses) will generally be taxable as ordinary income. Distributions reported by the Fund as interest-related dividends or short-term capital gain dividends will not be subject to the 30% tax applicable to United States source income of non-resident alien individuals, provided that certain other requirements are met. The Fund will continue during the liquidation period to declare and pay monthly dividends of its investment income and will pay any declared but unpaid dividends to shareholders at the time of the Liquidation Distribution.
For federal income tax purposes, a shareholder will be treated as having sold their Fund shares in exchange for an amount equal to the Liquidation Distribution that the shareholder receives (generally excluding, for shareholders who receive dividends in cash, any dividends paid as described in the preceding paragraph). Each shareholder will recognize capital gain or loss with respect to each share that is measured by the difference between the portion of the Liquidation Distribution received in exchange for such share and the shareholder’s adjusted tax basis in such share. Capital gain or loss attributable to shares held for more than one year will constitute long-term capital gain or loss, while capital gain or loss attributable to shares held for not more than one year will constitute short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a shareholder in respect of Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends paid to the shareholder with respect to such shares.
For shares held through an IRA or other tax-advantaged account, the beneficiary generally will not recognize income as the result of the transactions contemplated by the Plan. Instead, the beneficiary will recognize income at the time that distributions are made from the account. Beneficiaries who may receive a distribution from an IRA or other tax-advantaged account as a result of the liquidation of the Fund (e.g., if such account cannot hold the Liquidation

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Distribution) should consult with their own tax advisers regarding the tax consequences to them of such a distribution. A distribution from a retirement account may occur, for example, if Fund shares are held through a retirement account that has a limited range of investment options and the proceeds of the Liquidation Distribution are not reinvested in one of the other available options.
The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to individual shareholders who are United States citizens or residents holding their Fund shares as capital assets. The Fund has not sought and will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to the liquidation of the Fund. The statements above are not binding on the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder of the transactions contemplated by the Plan will be as set forth above. Each shareholder should seek independent counsel regarding the possible federal, state, and local income tax consequences to such shareholder of receiving a Liquidation Distribution.
Liquidation Distributions
At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would likely occur around the end of November 2025. Shareholders will receive their Liquidation Distribution without any further action on their part.
The right of a shareholder to redeem his or her shares of the Fund at any time will not be impaired by the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund’s current prospectus without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.
Conclusion
The Trustees recommend that the shareholders vote for the proposed liquidation of the assets of the Fund pursuant to the provisions of the Plan of Liquidation and Termination.
OTHER MATTERS
Trustees and Executive Officers
The Trustees of the Fund consists of James E. Hillman, Mitchell E. Appel, Joyce E. Heinzerling, Cornelius V. Kilbane, Jr., and Linda R. Ridolfi. The executive officers are Mitchell E. Appel, Michael J. Wagner, Emily D. Washington, Jim Gallo, and Robert Scagnelli.

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Other Service Providers
The Investment Adviser. EULAV Asset Management (previously defined as the “Adviser”), 1605 Main Street, Suite 912, Sarasota, FL 34236, is the investment adviser to the Fund and to the other Value Line Mutual Funds. The Adviser manages the Fund’s investments, provides various administrative services and supervises the Fund’s daily business affairs, subject to the authority of the Trustees.
The Distributor and Principal Underwriter. EULAV Securities LLC, 1605 Main Street, Suite 912, Sarasota, FL 34236, a subsidiary of the Adviser, acts as distributor and principal underwriter of the Fund for the sale and distribution of its shares.
The Administrator. State Street Bank and Trust Company (“State Street”) provides certain bookkeeping, accounting and administrative services for the Fund. State Street, whose address is 1 Iron Street, Boston, Massachusetts 02210, also acts as the Fund’s custodian and dividend-paying agent. As custodian, State Street is responsible for safeguarding the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. As dividend-paying agent, State Street transmits payments for dividends and distributions declared by the Fund.
Shareholder Approval
To become effective with respect to the Fund, the Proposal must be approved by two-thirds of the Fund’s shares present at a Meeting.
A quorum of shareholders of the Fund is necessary to hold a valid Meeting. For purposes of approving the proposal, a quorum will exist at the Meeting if holders of one-third (1/3) of the shares of the Fund who are entitled to vote on the Record Date are present in person or by proxy. In the event that a quorum is not present, or if a quorum is present but sufficient votes to approve a proposal are not received, the duly appointed proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to a proposal. In case any such adjournment is proposed, the duly appointed proxies will vote those proxies required to be voted “against” a proposal against adjournment and will vote those proxies which they are required to or entitled to vote “for” a proposal in favor of adjournment, provided that they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the nature of the particular proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities, and the nature of the reasons for such further solicitation. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.
If a beneficial owner does not provide voting instructions, the broker is not permitted to give a proxy and such shares will not count towards quorum. It is the Fund’s understanding that, because broker-dealers, in the absence of specific

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authorization from their customers, will not have discretionary authority to vote any shares held beneficially by their customers on the Proposal to be presented at the Meeting, there are unlikely to be at the Meeting any “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a particular matter with respect to which the brokers or nominees do not have discretionary power to vote). However, in the event that broker non-votes are received, such broker non-votes will not be counted as shares present at the Meeting for purposes of establishing a quorum, nor will they be counted as a vote for or against the Proposal. In contrast, abstentions will not be counted for or against any proxy to which they relate but will be counted as votes present at the Meeting for purposes of determining whether a quorum is present. As a result, abstentions will generally have the effect of a vote against the proposal.
Voting of Proxies; Revocation of Proxies
Shares represented by properly given proxies and received by the Fund prior to the Meeting, unless revoked before or at such Meeting, will be voted according to the shareholder’s instructions. If you sign a proxy but do not fill in a vote, your shares will be voted in favor of the proposal. Except as discussed above with respect to a proposed adjournment, if any other business properly comes before such Meeting, your shares will be voted at the discretion of the persons named as proxies on the enclosed proxy card.
A proxy with respect to shares held in the name of two or more persons will be valid if executed by one of them, unless at or prior to the exercise of such proxy, the Fund receives specific written notice to the contrary from one of such persons. A proxy purporting to be exercised by or on behalf of a shareholder will be valid unless challenged at or prior to its exercise.
Any shareholder giving a proxy may revoke it at any time before it is exercised by: (i) submitting to the Fund a written notice of revocation; (ii) submitting to the Fund a subsequently dated and executed proxy; (iii) attending the Meeting and voting; or (iv) notifying the Fund of the revocation by calling the toll-free number on the proxy card. Proxies voted by telephone or through the Internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.
Solicitation of Proxies and Payment of Expenses
This solicitation of proxies for the Meeting is being made by the Fund. All costs associated with the Meeting, including delivering proxy materials to shareholders, soliciting proxies and conducting the Meeting will be borne by the Fund and the Adviser. The solicitation of proxies may include telephonic, Internet, mail or oral communication by officers and service providers of the Fund who will not be paid for these services, and/or by Broadridge, which has been retained by the Fund for an estimated fee of $20,000, plus out-of-pocket expenses. Persons holding shares as nominees will be reimbursed, upon request, for the reasonable expenses of mailing

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soliciting materials to the principals of the accounts. As described in “Reasons for the Liquidation,” the Adviser estimates that the total cost will be approximately $140,000, which will be split between the Fund and the Adviser. In addition, the Adviser will waive the management fee through the date of the Meeting and, if the Proposal is approved, through the date of the Fund’s liquidation.
Shareholders who submit their Proxies telephonically will be prompted to record their vote by an automated phone service. The automated service will ask the shareholder to confirm his or her vote once entered or vote again if the shareholder would like to change his or vote. A shareholder may opt-in to receive a confirmation of his or her vote. If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the Proxy Statement or attend such Meeting to vote in-person. Should shareholders require additional information regarding the proxy or a replacement proxy card, they may contact Broadridge (toll-free) at 1-855-206-1121. Representatives are available Monday through Friday, 9:00 a.m.–10:00 p.m. (Eastern time) (not including certain holidays).
Other Business at the Meetings
The Trustees and Adviser are not aware of any other matters to be brought before the Meeting other than as stated in this Proxy Statement. If any other business properly comes before such Meeting, your shares will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed proxy card.
If you do not plan to attend the Meeting in person, please complete, sign, date, and return the enclosed proxy card or cast your vote by telephone or via the Internet promptly. Even if you do plan to attend the Meeting in person, please return the proxy card promptly.
Future Shareholder Proposals
Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934 (“1934 Act”), shareholders may request for inclusion in the Trustees’ proxy statement for future shareholder meetings certain proposals for actions which they intend to introduce at such meeting. Any shareholder proposals must be presented a reasonable time before the proxy materials for the next meeting are sent to shareholders. The submission of a proposal does not guarantee its inclusion in the Fund’s proxy statement and is subject to limitations under the 1934 Act. Because the Fund does not hold regular meetings of shareholders, no anticipated date of the next meeting can be provided.
Additional Information
The Fund is subject to the information requirements of the 1934 Act and accordingly files reports and other information with the SEC. Proxy material, reports and other information filed by the Fund can be inspected and copied at the

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public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549-1520. Copies of such material can also be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington, D.C. 20549-1520, at prescribed rates. In addition, copies of these documents may be viewed on-screen or downloaded from the SEC’s Internet site at http://www.sec.gov.
Ownership of Shares of the Fund
As of August 31, 2025, the following persons or entities owned beneficially or of record more than 5% of the outstanding shares of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Charles Schwab & Co. Inc. 211 Main Street San Francisco, CA 94105	224,884	8.41%

As of August 31, 2025, Trustees Mitchell E. Appel and Cornelius V. Kilbane, Jr. each beneficially owned equity securities in the Fund, but none of the Trustees and executive officers of the Fund owned beneficially or of record, as a group, more than 1% of the outstanding shares of the Fund.
By order of the Trustees
Mitchell E. Appel, President
October 1, 2025

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EXHIBIT A
PLAN OF LIQUIDATION AND TERMINATION
OF
VALUE LINE CORE BOND FUND
This Plan of Liquidation and Termination (the “Plan”) of Value Line Core Bond Fund, a Massachusetts business trust (the “Fund”), has been approved by the Trustees of the Fund as being advisable and in the best interests of the Fund and its shareholders. The Fund is registered as an open-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trustees directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (the “Shareholders”) for their adoption or rejection at a special meeting of shareholders and has authorized the distribution of a Proxy Statement (the “Proxy Statement”) in connection with the solicitation of proxies for such meeting. Upon such adoption, the Fund shall completely liquidate, dissolve, and terminate in accordance with the requirements of the Massachusetts General Laws (the “MGL”) and the Internal Revenue Code of 1986, as amended (the “Code”), as follows:
1.	Adoption of Plan. The effective date of the Plan (the “Effective Date”) shall be the date on which the Plan is adopted by the Shareholders.
2.
Reporting. The Fund will include all of its investment company taxable income (computed without regard to the dividends-paid deduction) and net capital gain, if any, for its final taxable year in distributions made to its Shareholders pursuant to this Plan or will otherwise timely distribute such amounts or cause such amounts to be treated as timely distributed. The Fund will cause its adoption of this Plan to be reported on Form 966 within 30 days after such adoption or such other period as required by the Code.

3.
Sale or Distribution of Assets. From the Effective Date through December 31, 2025 (or such date as soon thereafter as reasonably practicable if an officer of the Fund determines such delay to be advisable based on discussions with EULAV Asset Management (the “Adviser”) and/or market conditions and consistent with the terms of the Plan, but in no event more than twelve months after the Effective Date) (such date, the “Liquidation Date,” and such period, the “Liquidation Period”), the Fund shall have the authority to engage in such transactions as may be appropriate to effect its liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

4.
Provisions for Liabilities. During the Liquidation Period, the Fund shall pay, discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

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5.
Distribution to Shareholders. As soon as practicable after the Effective Date, but in any event prior to the last day of the Liquidation Period, the Fund’s assets shall be liquidated. On a date designated by an officer of the Fund (the “Distribution Date”), and in any event prior to the last day of the Liquidation Period, the Fund shall, subject to the following sentence, distribute pro rata to the Fund’s Shareholders of record as of the close of business on the business day immediately prior to the date of such distribution all of the Fund’s then assets in complete cancellation and redemption of all of the outstanding shares of the Fund. The Fund shall, however, retain an estimated amount of cash, bank deposits or cash equivalents necessary to (i) discharge any unpaid liabilities of the Fund on the Fund’s books on the Distribution Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Distribution Date, and (ii) pay such contingent liabilities as the Fund’s officers shall reasonably deem to exist against the assets of the Fund on the Fund’s books. If the Fund is unable to make distributions to all the Fund’s Shareholders because of an inability to locate Shareholders to whom distributions are payable, the distributions payable to such Shareholders will be subject to applicable abandoned property laws. Following the Distribution Date, if the Fund receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, the aggregate amount of which is determined by the appropriate officers of the Fund not to be de minimis after taking into account all expenses associated with effecting the disposition thereof, such cash or distribution shall be disbursed to the Shareholders of record of the Fund as of the close of business on the business day immediately prior to the Distribution Date, on a pro rata basis, in such manner as the Trustees or, subject to the direction of the Trustees, the Fund’s officers shall deem appropriate.

6.
Tax Matters. If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s Shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods under the Code. Alternatively, or in conjunction therewith, Fund may, if eligible, treat all or any portion of the amounts to be distributed pursuant to this Section 6 as having been paid out as part of one or more liquidating distributions made to the Fund’s Shareholders pursuant to Section 5 hereof or as part of one or more distributions in redemption of the Fund’s Shareholders. The Fund shall timely file all tax returns required during the Liquidation Period and in respect of the

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Fund’s final taxable periods. The Fund shall file Form 966 within 30 days after the adoption of this Plan and within 30 days following any amendment or supplement to this Plan.
7.
Amendment or Abandonment of Plan. The Trustees may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and in the judgment of the Trustees will materially and adversely affect the interests of the Shareholders, such an amendment or modification will be submitted to the Shareholders for approval. In addition, the Trustees may abandon this Plan without Shareholder approval at any time prior to the liquidation of the Fund if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

8.
Powers of Trustees and Officers. The Trustees and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Trustees and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and termination of the Fund in accordance with the Code, including, without limitation, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

9.
Termination of Business Operations. As soon as practicable upon adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

10.
Expenses of the Fund in Liquidating and Dissolving. The Fund and the Adviser shall split all the expenses incurred in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports or communications to Shareholders. To partially offset the costs to the Fund, the Adviser will waive its management fee, starting on September 18, 2025, and continuing through the date of the meeting of Shareholders and, if they adopt the Plan, through the date of the Fund’s termination.

11.
Cessation of Rights of Shareholders and Business. Shares of the Fund automatically liquidated on the Liquidation Date will no longer be deemed outstanding as of such time and all rights with respect to those shares will cease at such time. Notwithstanding the payment of any remaining debts or the making of any necessary filings or reports, all business of the Fund shall terminate on the Liquidation Date.

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12.
Deregistration Under the Investment Company Act of 1940. As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to deregister the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-CEN with the SEC.

13.
Dissolution under the MGL. As soon as practicable after the Liquidation Date, the Fund shall be dissolved in accordance with the laws of the Commonwealth of Massachusetts and the Declaration of Trust of the Fund, including filing a copy of the vote terminating the Fund with the exact date of termination of the Fund, and all annual reports owed prior to the date of termination, to the Secretary of the Commonwealth of Massachusetts.

14.	No Appraisal Rights. Under Massachusetts law, Shareholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to this Plan.
15.	Governing Law. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

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SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79500-S21622

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1. Proposal to liquidate the assets and termination of Value Line Core Bond Fund pursuant to the provisions of the Plan of Liquidation and Termination. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

NOTE: Please be sure that you complete, sign and date your proxy card. In signing, please write your name(s) exactly as it (they) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Proxies being signed by or on behalf of corporate shareholders should be signed in full corporate name by an authorized officer. Joint owners should each sign personally.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V79501-S21622

VALUE LINE CORE BOND FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
To be held on November 14, 2025

PROXY SOLICITED ON BEHALF OF THE TRUSTEES

The undersigned shareholder (the "Shareholder") of Value Line Core Bond Fund, (the "Fund"), having received notice of the Special Meeting of Shareholders (the "Meeting") of the Fund and the accompanying Proxy Statement, and revoking all prior proxies, hereby appoints Emily D. Washington and Robert Scagnelli (the "Named Proxies"), and each of them, the Shareholder's attorney (with full power of substitution in them and each of them) for and in the Shareholder's name(s) to attend the Meeting of the Fund to be held on November 14, 2025 at 10:00 a.m. (Eastern Time) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, 45th floor, New York, New York 10007, and any adjourned session or sessions thereof, and to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Fund which the Shareholder will be entitled to vote or act upon.

The shares represented by this proxy will be voted in accordance with the Shareholder's instructions as given on the reverse side with respect to the Proposal. If this proxy is executed but no instruction is given, the Shareholder understands that the Named Proxies will vote the Shareholder's shares in favor of the Proposal. The Named Proxies are authorized to vote on any other business that may properly come before the Meeting in their discretion.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

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